STATE OF NEVADA
ROSS MILLER Secretary of Slate SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings		Commercial Recording Division 202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138
OFFICE OF THE SECRETARY OF STATE

THE LAW OFFICES OF JILLIAN SIDOTI 34721 MYRTLE CT WINCHESTER, CA 92596		Job:C20091102-2251 November 9, 2009

Special Handling Instructions:
     11/9 JL REG

Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00002472042-11		1	$2.00	$2.00
Copies - Certification of Document	00002472042-11		1	$30.00	$30.00
Total					$32.00

Payments
Type	Description	Amount
Credit	0552 IB 109110924534834	$32.00
Total		$32.00
Credit Balance: $0.00

Job Contents: NV Corp Certified Copy Request Cover 1 Letter(s):

THE LAW OFFICES OF JILLIAN SIDOTI
34721 MYRTLE CT
WINCHESTER, CA 92596

STATE OF NEVADA
ROSS MILLER Secretary of Slate		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

November 9, 2009

Job Number:               C20091102-2251
Reference Number:   00002472042-11
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090663897-70	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER Secretary of State
Certified By: Joann Larson Certificate Number: C20091102-2251 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090663897-70
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/02/2009 7:53 AM
	Entity Number E0479612009-3

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Beyond IVR Holdings, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value* 110,000,000 Par value per share: $ .0001 Number of shares *without par value*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Alan Chan Name 505- 6th Street, Suite 2806 / S.W. Calgary / AB / T2P 1X5 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jillian Sidoti / X [signature] Name / Incorporator Signature 34721 Myrtle Court / Winchester / CA / 92596 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity* X [signature] on behalf of InCorp Services 8-28-2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09